Exhibit 99.T3A-14

CERTIFICATE OF FORMATION

OF

MI SERVICER LP, LLC

This Certificate of Formation of MI Servicer LP, LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-201, et. seq.).

FIRST. The name of the limited liability company formed hereby is MI Servicer LP, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 12th day of January, 2007.

By:	/s/ Christopher Valeri
Name: Christopher Valeri
Title: Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 07:48 PM 01/12/2007 FILED 07:42 PM 01/12/2007 SRV 070043195 - 4284464 FILE